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                                                                      EXHIBIT 11


            Healthdyne Information Enterprises, Inc. and Subsidiaries
             Statements of Computation of Per Share Earnings (Loss)
                    (in thousands, except per share amounts)

                                                   THREE MONTHS ENDED        NINE MONTHS ENDED
                                                      SEPTEMBER 30,            SEPTEMBER 30,
                                                  ---------------------------------------------
                                                    1997        1996        1997          1996
                                                    ----        ----        ----          ----
                                                                    (UNAUDITED)

Net earnings (loss)                               $   123     $   280     $  (167)      $   646
                                                  =============================================

Primary shares:
     Weighted average number of common shares
       outstanding                                 20,342      17,272      20,267        16,959

     Additional shares issuable from assumed
      exercise of options (see note 1)                941       1,662           0         1,546
                                                  ---------------------------------------------
                                                   21,283      18,934      20,267        18,505
                                                  =============================================

                                                  =============================================
Earnings (loss) per common share and common
 share equivalent                                 $  0.01     $  0.01     $ (0.01)      $  0.03
                                                  =============================================

Fully diluted shares:
     Weighted average number of common shares
      outstanding                                  20,342      17,272      20,267        16,959

     Additional shares issuable from assumed
      exercise of options (see note 1)              1,037       1,730           0         1,730
                                                  ---------------------------------------------
                                                   21,379      19,002      20,267        18,689
                                                  =============================================

Earnings (loss) per common share and common
share equivalent                                  $  0.01     $  0.01     $ (0.01)      $  0.03
                                                  =============================================


Note 1: Since stock options are anti-dilutive to the loss per common share calculations, stock options are not considered in such loss per share calculations for the nine months ended September 30, 1997.


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